UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014 (January 29, 2014)

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33294	20-5837959
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 29, 2014, in connection with the agreed transfer of a portion of Fortress Asia Macro GP LLC and Fortress Asia Macro Advisors LLC (the “business”) to Adam Levinson (or one or more entities controlled by Adam Levinson) (the “Transaction”), FIG LLC, certain subsidiaries and affiliates of FIG LLC, the lenders party thereto and Bank of America, N.A., as administrative agent, entered into a First Amendment, Consent and Waiver (the “Amendment”) to the Credit Agreement, dated as of February 26, 2013 (the “Credit Agreement”), among FIG LLC, as borrower, certain subsidiaries and affiliates of FIG LLC, as guarantors, Bank of America, N.A., as administrative agent and L/C issuer and the other parties thereto, as lenders. Pursuant to the Amendment, among other things, the required lenders under the Credit Agreement consented to the consummation of the Transaction and to conforming amendments, primarily certain definitions relating to the financial covenants which were amended in order to account for the portion of the business in which FIG LLC and the other loan parties under the Credit Agreement, directly or indirectly, are retaining an economic interest, as well as any other future minority investments in management fee-generating businesses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

By:	/s/ David N. Brooks
David N. Brooks
General Counsel

Date: February 3, 2014